Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED 3/31/10

Company Reports Quarterly Revenue of $63.4 million, Contract Value Growth of 13%, and Member
Renewal Rate of 89%; Raises Revenue and Earnings Guidance

WASHINGTON, D.C. — (May 5, 2010) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended March 31, 2010, the fourth quarter of its fiscal year. Revenue for the quarter increased 12.8% to $63.4 million, from $56.2 million in the quarter ended March 31, 2009. Contract value increased 13.1% to $261.1 million as of March 31, 2010, up from $230.8 million as of March 31, 2009. Net income was $5.1 million, or $0.32 per diluted share for the quarter ended March 31, 2010, compared to net income of $3.9 million, or $0.25 per diluted share, for the same period a year ago. Included in net income for the fourth quarter of fiscal 2010 are pre-tax costs of $1.1 million relating to the acquisition of Concuity. Excluding the effects, net of tax, of these charges, adjusted net income for the quarter was $5.8 million and non-GAAP earnings per diluted share were $0.37. Adjusted EBITDA was $10.6 million for the quarter, compared to $7.9 million in the fourth quarter of fiscal 2009.

For the year ended March 31, 2010, revenue increased 3.9% to $239.3 million, from $230.4 million for the year ended March 31, 2009. Net income was $11.4 million, or $0.73 per diluted share, compared to net income of $21.5 million, or $1.30 per diluted share, for the prior fiscal year. Excluding the effects, net of tax, of the non-cash charges incurred during the quarter ended September 30, 2009 associated with the write-off of capitalized developed software costs and the cancellation of certain stock options, and the costs incurred during the quarter ended March 31, 2010 relating to the acquisition of Concuity, adjusted net income for the year was $18.3 million and non-GAAP earnings per diluted share were $1.17. Adjusted EBITDA was $33.2 million for the year ended March 31, 2010, compared to $35.6 million for the year ended March 21, 2009.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased to report a strong quarter and a good start to 2010. As our members face unprecedented change and complexity, they continue to turn to us as their trusted advisor for best practice guidance, tools, and support. As a result, we have continued to see momentum build for our own business, as evidenced by our revenue and net income growth for the quarter, as well as our contract value growth over last year at this time. Further, our member renewal rate for the year of 89%, which is at the high end of our historical range, is particularly gratifying given the acute challenges our members faced over much of 2009. This performance demonstrates not only that our programs continue to address members’ most important strategic and operational issues, but also that our 2,985 member institutions derive concrete economic returns from their participation with us.”

Mr. Musslewhite continued, “I am excited to announce that our Concuity acquisition closed on April 1 and that today we are launching our newest membership program in the revenue cycle vertical, the Payer Integrity Performance Program. Through best practice research, peer networking, and access to Concuity’s robust, web-based ClearContracts analytical tool, the renewable Payer Integrity Performance Program helps members hardwire best practice workflow intervention, advanced payment calculations, and sophisticated payer contract modeling to halt revenue leakage and ensure proper payment, with capabilities to serve both hospitals and physician practices. We are excited to offer this unique ability to integrate the facility and professional revenue cycle as we expand and build on both our strong revenue cycle franchise and our growing portfolio of products focused on improving physician practice economics. Given Concuity’s market-leading solution and our own track record of member results in this terrain, we are confident that this new offering will provide significant impact for the membership and will be a strong platform for our continued growth and expansion.”

Share Repurchase

During the three months ended March 31, 2010, the Company repurchased 31,095 shares of its common stock at a total cost of approximately $1.0 million. To date the Company has repurchased 7,331,741 shares of its common stock at a total cost of approximately $308.0 million.

Outlook for Calendar Year 2010

For calendar year 2010, the Company is raising its revenue growth guidance to a range of approximately 13% to 15% over calendar year 2009. The Company is also raising its adjusted EBITDA guidance to a range of approximately $35.5 million to $40.5 million, and non-GAAP earnings per diluted share to a range of approximately $1.11 to $1.27 for calendar year 2010. For the remainder of calendar year 2010, the Company expects an effective tax rate of approximately 35.5% to 36.5%.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA, adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; and depreciation and amortization. The term “adjusted EBITDA” refers to a financial measure that we define as earnings before other income, net, which includes interest income and foreign currency losses and gains; income taxes; depreciation and amortization; non-cash charges associated with the write-off of capitalized software and the cancellation of certain stock options that occurred in the quarter ending September 30, 2009, and costs associated with the acquisition of Concuity that occurred in the quarter ending March 31, 2010. The term “adjusted net income” refers to net income excluding the net of tax effect of non-cash charges associated with the write-off of capitalized software, the cancellation of certain stock options, and costs associated with the acquisition of Concuity. “Non-GAAP earnings per diluted share” refers to net income per share excluding the per share effect, net of tax, of non-cash charges associated with the write-off of capitalized software, the cancellation of certain stock options, and costs associated with the acquisition of Concuity. These non-GAAP measures may be calculated differently from similarly titled measures used by other companies and should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. We use these non-GAAP financial measures for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, periodic costs of certain capitalized tangible and intangible assets, and certain non-cash and special charges.

There are limitations associated with EBITDA and adjusted EBITDA, including that they do not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended			Twelve Months Ended
	March 31,			March 31,
	2010		2009	2010	2009
Net income	$5,052		$3,905	$11,433	$21,468
Provision for income taxes	2,638		1,674	5,969	10,117
Other (income) expense, net (1)		(191)	289	(2,340)	(2,445)
Depreciation and amortization	1,383		1,799	6,391	5,647
Amortization of acquisition-related intangibles (incl. in Cost of services)	631		231	1,324	861
EBITDA	$9,513		$7,898	$22,777	$35,648

Write-off of capitalized software	—		—	7,397	—
Option cancellation charge (2)	—		—	1,937	—
Concuity acquisition costs	1,123		—	1,123	—
Adjusted EBITDA	$10,636		$7,898	$33,234	$35,648

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Net income	$5,052	$3,905	$11,433	$21,468
Write-off of capitalized software, net of tax	—	—	4,860	—
Option cancellation charge, net of tax	—	—	1,273	—
Concuity acquisition costs, net of tax	738	—	738	—
Adjusted net income	$5,790	$3,905	$18,304	$21,468

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
GAAP earnings per diluted share	$0.32	$0.25	$0.73	$1.30
Write-off of capitalized software, net of tax	—	—	0.31	—
Option cancellation charge, net of tax	—	—	0.08	—
Concuity acquisition costs, net of tax	0.05	—	0.05	—
Non-GAAP earnings per diluted share	$0.37	$0.25	$1.17	$1.30

(1)	Other income, net includes interest income of $0.5 million and $0.6 million for the three months ending March 31, 2010 and 2009, respectively, and $2.3 million and $3.5 million for the twelve months ending March 31, 2010 and 2009, respectively. Other income, net also includes a foreign currency loss of $0.3 million and $0.9 million for the three months ending March 31, 2010 and 2009, respectively. Other income, net includes a foreign currency gain of $46,000 and a foreign currency loss of $1.1 million for the twelve months ending March 31, 2010 and 2009, respectively.

(2)	During the three months ended September 30, 2009, the Company completed a voluntary stock option cancellation program. During the three months ended September 30, 2009, the Company recognized approximately $0.7 million in cost of services, approximately $0.1 million in member relations and marketing, and approximately $1.1 million in general and administrative expense relating to this stock option cancellation.

Web and Conference Call Information

The Company will hold a conference call to discuss its fourth quarter performance this evening, May 5, 2010 at 6:00 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com/IR. To participate by telephone, the dial-in number is 866.700.0161 and the access code is 47517295. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days from 9:00 p.m. Wednesday, May 5, until 9:00 p.m. Wednesday, May 12, 2010.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, software tools, management and advisory services and installation support services primarily to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 2,900 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other educational institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database and software tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of May 5, 2010, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our software tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com/IR and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-K for the year ended March 31, 2010, which will be filed with the SEC in June 2010.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Twelve Months Ended		Selected
	Mar 31,		Growth	Mar 31,		Growth
	2010	2009	Rates	2010	2009	Rates
Statements of Income
Revenue	$63,404	$56,203	12.8%	$239,323	$230,360	3.9%

Cost of services (1)	31,227	29,266		124,412	116,556
Member relations and marketing (1)	14,426	13,304		53,928	52,292
General and administrative (1) (2)	8,869	5,966		32,133	26,725
Depreciation and amortization	1,383	1,799		6,391	5,647
Write-off of capitalized software	-	-		7,397	-
Income from operations	7,499	5,868		15,062	29,140
Other income (expense), net	191	(289)		2,340	2,445
Income before provision for income taxes	7,690	5,579		17,402	31,585
Provision for income taxes	(2,638)	(1,674)		(5,969)	(10,117)
Net income	$5,052	$3,905	29.4%	$11,433	$21,468	-46.7%

Earnings per share
Basic	$0.33	$0.25		$0.74	$1.31
Diluted	$0.32	$0.25	28.0%	$0.73	$1.30	-43.8%
Weighted average common shares outstanding
Basic	15,464	15,577		15,515	16,441
Diluted	15,795	15,612		15,692	16,560
Contract Value (at end of period)	$261,110	$230,769	13.1%
Percentages of Revenues
Cost of services (1)	49.3%	52.1%		52.0%	50.6%
Member relations and marketing (1)	22.8%	23.7%		22.5%	22.7%
General and administrative (1)	14.0%	10.6%		13.4%	11.6%
Depreciation and amortization	2.2%	3.2%		2.7%	2.5%
Income from operations	11.8%	10.4%		6.3%	12.6%
Net income	8.0%	6.9%		4.8%	9.3%

(1)	During the three and twelve months ended March 31, 2010, the Company recognized approximately $0.6 million and $4.0 million in cost of services, approximately $0.6 million and $2.3 million in member relations and marketing, and approximately $0.9 million and $5.9 million in general and administrative expense for share-based compensation. During the three and twelve months ended March 31, 2009, the Company recognized approximately $1.0 million and $4.3 million in cost of services, approximately $0.6 million and $2.4 million in member relations and marketing, and approximately $1.3 million and $5.8 million in general and administrative expense for share-based compensation. Included in the share-based compensation amounts for the twelve months ended March 31, 2010 are approximately $0.7 million, $0.1 million, and $1.1 million recorded in Cost of Services, member relations and marketing, and general and administrative expense, respectively, relating to the non-cash charge for the cancellation of certain stock options during the quarter ending September 30, 2009. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

(2)	During the three and twelve months ended March 31, 2010, the Company incurred approximately $1.1 million in legal and other costs relating to the acquisition of Concuity. The Company has recorded all of these costs in General and Administrative Expenses.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,238	$23,746
Marketable securities	10,422	8,385
Membership fees receivable, net	143,453	116,739
Prepaid expenses and other current assets	3,326	5,113
Deferred income taxes, net	4,554	3,083
Total current assets	222,993	157,066
Property and equipment, net	22,183	34,156
Intangible assets, net	9,161	4,463
Restricted cash	2,500	—
Goodwill	37,255	24,563
Deferred incentive compensation and other charges	37,563	26,737
Deferred income taxes, net of current portion	10,027	7,555
Other non-current assets	5,000	—
Marketable securities	41,260	61,718
Total assets	$387,942	$316,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$182,689	$150,609
Accounts payable and accrued liabilities	52,125	35,777
Accrued incentive compensation	12,152	7,320
Total current liabilities	246,966	193,706
Long-term deferred revenues	25,713	19,869
Other long-term liabilities	3,149	3,784
Total liabilities	275,828	217,359

Stockholders’ equity:
Common stock	218	217
Additional paid-in capital	239,847	233,794
Retained earnings	145,925	134,492
Accumulated elements of comprehensive income	1,034	1,307
Treasury stock	(274,910)	(270,911)
Total stockholders’ equity	112,114	98,899

Total liabilities and stockholders’ equity	$387,942	$316,258

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$11,433	$21,468
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation	6,391	5,647
Write-off of capitalized software	7,397	—
Amortization of intangible assets	1,644	980
Deferred income taxes	(9,007)	3,635
Excess tax benefits from stock-based payments	—	(291)
Stock-based compensation expense	12,152	12,447
Amortization of marketable securities premiums	633	681
Changes in operating assets and liabilities:
Member fees receivable	(25,822)	(25,485)
Prepaid expenses and other current assets	1,799	(1,381)
Deferred incentive compensation and other charges	(10,826)	(4,529)
Deferred revenues	36,277	22,410
Accounts payable and accrued liabilities	10,403	4,449
Accrued incentive compensation	4,832	(2,712)
Other long-term liabilities	(635)	2,372

Net cash flows provided by operating activities	46,671	39,691

Cash flows from investing activities:
Purchases of property and equipment	(1,802)	(14,017)
Capitalized software development costs	(742)	(996)
Cash paid for acquisitions, net of cash acquired	(11,100)	(18,592)
Cash in escrow	(2,500)	—
Redemption of marketable securities	45,412	88,054
Purchases of marketable securities	(28,561)	(27,033)
Other investing activities	(5,000)	—
Net cash flows (used in) provided by investing activities	(4,293)	27,416

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	214	420
Repurchase of shares to satisfy minimum employee tax withholding	(1,249)	(825)
Proceeds on issuance of stock under employee stock purchase plan	148	337
Excess tax benefits from share-based compensation arrangements	—	291
Purchases of treasury stock	(3,999)	(61,491)
Net cash flows used in financing activities	(4,886)	(61,268)

Net increase in cash and cash equivalents	37,492	5,839
Cash and cash equivalents, beginning of period	23,746	17,907
Cash and cash equivalents, end of period	$61,238	$23,746